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                                                                   EXHIBIT 23.2

                                   CONSENT OF
                        INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporated by reference in the Registration Statement (Form S-8) pertaining to the Consultant's Stock Bonus of Norris Communications, Inc. of our report dated May 24, 1996 (except as to Note 16[b] which is as of June 7, 1996), with respect to the consolidated financial statements of Norris Communications, Inc. (formerly Norris Communications Corp.) included in its Annual Report (Form 10-KSB/A) for the year ended March 31, 1996 filed with the Securities and Exchange Commission.








Vancouver, Canada,                                         /s/ Ernst & Young
October 9, 1996                                            Chartered Accountants